UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2023

CARMELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40228	86-1645738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2403 Sidney Street, Suite 300 Pittsburgh, Pennsylvania	15203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 313-9633

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTCX	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CTCXW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Directors

Effective as of August 31, 2023 (the “Effective Date”), William Newlin, Steve Bariahtaris, Jaime Garza and Radolph W. Hubbell (collectively, the “Former Directors”) have each resigned from their respective position as a director of Carmell Corporation (the “Company”). The Former Directors’ resignations were not the result of any disagreement with the Company or its Board of Directors (the “Board”) or any matter relating to the Company’s operations, policies, or practices.

Departure of Executive Officers

As of the Effective Date, the following executive officers of the Company have voluntarily resigned from their positions with the Company (collectively, the “Former Officers”).

Name	Position
Randolph W. Hubbell	Chief Executive Officer and President
James Hart, M.D.	Chief Medical Officer
Donna Godward	Chief Quality Officer
Janet Vargo, Ph.D.	Vice President Clinical Services

The resignations follow a strategic realignment of the Company’s operations and post-acquisition integration efforts in connection with its recent acquisition of Axolotl Biologix, Inc., which was completed on August 9, 2023, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2023. Mr. Hubbell intends to provide advisory services to the Company following his resignation. The Company wishes to thank each of the Former Officers for their service and contributions to the Company.

As of the Effective Date, Rajiv Shukla, the Company’s current Executive Chairman, has been appointed as the Chief Executive Officer of the Company. The information required by Items 401(b) and (e) of Regulation S-K with respect to Rajiv Shukla is included in the Company’s proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on June 23, 2023, and is hereby incorporated by reference herein. There are no related party transactions between Rajiv Shukla, on the one hand, and the Company, on the other, reportable under Item 404(a) of Regulation S-K. In addition, there is no family relationship between any director or executive officer of the Company and Rajiv Shukla.

In connection with their respective departures, Mr. Hubbell will be entitled to receive severance upon the execution of a separation agreement satisfactory to the Company. Carmell intends to file a copy of the separation agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023.

A copy of the press release regarding the Company’s post-merger integration update is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press Release, dated September 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2023	CARMELL CORPORATION

	By:	/s/ Rajiv S. Shukla
Rajiv S. Shukla
Chairman and CEO